Exhibit 99.1

Overland Storage, Inc.

Announces Financing of $14.25 Million of Convertible Notes and Common Stock

SAN DIEGO, CA, February 13, 2013 (MARKETWIRE) — Overland Storage, Inc. (the “Company”) (NASDAQ: OVRL), a trusted global provider of effortless data management and data protection solutions across the data lifecyle, today announced the completion of private placements of its securities resulting in aggregate gross proceeds to the Company of $14.25 million. The offerings included (1) the private placement of $13.25 million convertible promissory notes (the “Notes”) and (2) the private placement of $1.0 million of common stock at a price of $0.98 per share (equal to the closing price on February 12, 2012) in a registered offering to an institutional investor (the “Equity Offering”). Roth Capital Partners, LLC acted as placement agent in connection with the Equity Offering.

The Notes have a four-year term and bear interest at a rate of 8% per annum payable semi-annually. The Company may, subject to certain limitations, pay interest in cash or in shares of its common stock. The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $1.30 per share. The Company has also granted certain registration rights to the purchasers in connection with the Notes.

The Company expects to deliver the notes on February 13, 2013 and the closing of the Equity Offering is expected to occur on February 19, 2013.

The Company intends to use the net proceeds from these offerings for general corporate purposes, which may include, among others, working capital needs, capital expenditures and acquisitions. The Company does not have any current agreements or commitments with respect to any investment or acquisition.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Notes and shares of the Company’s common stock issuable upon conversion of the Notes and as payment of interest on the Notes have not been registered under the Securities Exchange Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act.

A shelf registration statement relating to the shares of common stock offered in the Equity Offering has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on February 28, 2012. A prospectus supplement relating to the Equity Offering has been filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained directly from the Company by contacting the Company at the following address: Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123.

About Overland Storage, Inc.

Overland is a trusted global provider of effortless data management and data protection solutions across the data lifecycle. By providing an integrated range of technologies and services for primary, nearline, offline, archival, and cloud data storage, Overland makes it easy and cost effective to manage different tiers of information over time. Whether distributed data is across the hall or across the globe, Overland enables companies to focus on building their business instead of worrying about data growth. Overland SnapScale, SnapServer, SnapSAN, NEO Series and REO Series solutions are available through a select network of value added resellers and system integrators. For more information, visit www.overlandstorage.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the sale of the Company’s securities and the intended use of proceeds from the offerings. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks associated with the Company’s ability to continue to raise capital as needed to fund its operations, the risk that the Company’s intentions regarding the use of proceeds may change and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s most recent filings on Forms 10-K, 10-Q and 8-K. These forward-looking statements represent the Company’s views only as of the date they are made and should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not intend to update any of the statements in this press release upon further developments.

Overland Storage, SnapScale, SnapServer, SnapSAN, NEO, REO and the Overland logo are trademarks Overland Storage, Inc., that may be registered in some jurisdictions. All other trademarks used are owned by their respective owners.

Connect with Overland Storage:

Follow Overland on Twitter: www.twitter.com/OverlandStorage

Visit Overland on Facebook: www.facebook.com/OverlandStorage

Overland Storage, SnapScale, SnapServer, SnapSAN, NEO, REO and the Overland logo are trademarks Overland Storage, Inc., that may be registered in some jurisdictions. All other trademarks used are owned by their respective owners.

Media Contact:

Scott Kline

Bhava Communications

Skline@bhavacom.com

818-322-7660